Overview | August 2004

Safe Harbor Statement

This presentation may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us and our affiliate companies, that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those identified in our other Securities and Exchange Commission filing and other public documents, including our 2004 Annual Report on Form 10-KSB and our Quarterly Reports on Form 10-QSB, which can be found on the Securities and Exchange Commission website, www.sec.org.

Company Overview

Hartville Group, Inc., through its pet insurance marketing subsidiary and provider of the Petshealth Care Plans, is one of the leading pet health insurance companies in the United States.

The pet health insurance market, as reported by Package Facts, has grown at a compound annual growth rate of 45% over the past five years and is projected to generate more than $650 million in health insurance premiums by 2007.

Key Facts

Symbol HTVL.OB (OTC BB)

Corporate Headquarters Canton, OH

Stock Price (8/05/04) and 52-Week Range $5.00 || $0.66 to $7.77

Basic and Fully Diluted Shares Outstanding 13.9mm || 15.2mm

Float 12.7mm

Market Cap $70mm

Volume (daily 90-day average) 100,123

Debt (3/31/04) $28k

Insider Ownership Shares 7.6% of fully diluted

Institutional Ownership Shares 64.1% of fully diluted

Potential Market at Maturity (10% participation) $4.2 billion

Full-time Employees 34

Fiscal Year December 31st

Accounting Firm Pollard-Kelley Auditing

Capital Structure

1QE

$ in 000s 3/31/04

Cash and Equivalents $7,271

Debt:

Current Portion of LTD $5

Long-Term Debt $23

Total Debt $28

Total Equity $9,806

Total Capitalization $9,834

Debt / Equity 0.0x

Debt / Capitalization 0.0x

Management and Board

Management

Russell Smith - CEO

Tomas Neuzil, DVM - President of Petsmarketing

Christopher M. Chaney, CPA - CFO

Board of Directors

Russell Smith - Chairman

Nick Leighton - Audit Committee Chair

Tomas Neuzil, DVM - Medical Director

Alan Kaufman

Roger Kimmel

Significant Events

Historical Events

Founded by Russell Smith 1997 Launched policy sales as an insurance agency 1997

Introduced the 1st comprehensive 80/20 plan

Formed Hartville Insurance Company 2001

Began assuming 35% of underwriting risk

Completed $5 million Private Placement October 2003

5,263,158 shares of common stock at $0.95/share

Option to purchase 2,631,579 shares at $1.90/share

Near-term Strategy

Complete acquisition of fronting carrier/insurance company 3rd Quarter 2004

To control every aspect of the pet insurance process

Consideration: $400 thousand for the rights and licenses

$2 million for statutory reserve capitalization

Acquire a targeted equine brokerage agency 3rd Quarter 2004

To enter the equine insurance market

HTVL has executed a Letter of Understanding with target

Consideration: $1 million for a 50% ownership interest

Corporate Organization

Hartville Group, Inc.

Hartville Insurance

Registered in the Cayman Islands

Quota share participation on pet health insurance originated by Hartville Group’s agency

FY03 Revenue of $2.9 million

Petsmarketing Insurance.com Agency

Marketing agency specializing in the solicitation of Petshealth Care Plan

FY03 Revenue of $1.9 million

Fronting Carrier/Insurance Company

Current fronting carrier for HTVL

Acquisition will increase revenue share of underwritten policies (over $325 thousand in FY03) through the elimination of fronting fees

Future equine insurance division

Market Characteristics

The US has the largest population of companion animals in the world: more than 141 million dogs and cats

More than 62% of all US households own at least one pet

American Animal Hospital Association reports that 81% or pet owners think of their pets as family members

American Pet Products Manufactures Association reports that the greatest pet expense is veterinary care followed by food and supplies:

Total pet expenditures for 2003 are estimated to be $31 billion

American Veterinary Medical Association reports that pet owners spend more than $10 billion annually on veterinary care

$4.2 billion potential market at maturity

10% participation on 141 million pets at $300 average policy annually

12% of all UK dog and/or cat owners have pet insurance

UK companies reluctant to enter US due to regulatory challenges

Must maintain a US-based agency and insurance company and file licenses within in each state

Pet Plan Limited, a division of Allianz Cornhill, has recently franchised its product to Fetch, Inc., a new US pet insurance provider

Market Growth Potential

The US Market for Pet Insurance (Excludes Equine)

Actual: 1998-2002, Projected: 2003-2007

$800,000 $700,000 $600,000 $500,000 $400,000 $300,000 $200,000 $100,000 $0

1998 1999 2000 2001 2002 2003 2004 2005 2006 2007

$19,882 $28,431 $40,941 $60,183 $87,867 $131,801 $197,702 $296,553 $444,830 $667,245

Source: Packaged Facts August 2003

How Does It Work?

Step 1: Sign up for a plan (enroll on-line or via call center)

Step 2: Approval obtained and insurance policy underwritten

Step 4: Take pet to the veterinary for treatment/medical attention

Step 5: Make payment to veterinary

Step 6: HTVL will reimburse the cost directly to the customer

Coverage Plans

Basic Care Plan

Dogs $13.28/month, Cats $9.26/month

Maximum Benefit of $1,500 per incident, $8,000 per year

Coverage includes: Therapeutic drugs, x-rays, laboratory tests, Spay and neuter, dental surgery related to illness, euthanasia when required

Value Care Plan

Dogs $26.57/month, Cats $20.13/month

Maximum Benefit of $3,500 per incident, $11,000 per year

Coverage includes: Basic Care coverage plus preventive care, annual exam, canine/feline distemper, rabies vaccine, heartworm testing, boosters, adenovirus, leptospira, etc

Choice Care Plan

Dogs $44.88/month, Cats $39.24/month

Maximum Benefit of $5,000 per incident, $13,000 per year

Coverage includes: Basic and Value coverage plus lyme and bordetella vaccine, peritonitis and feline leukemia vaccine, fecal exam, flea treatments, heartworm preventive medication, annual dental cleaning, declaw front claws

Competitive Landscape

Veterinary Pet Insurance

Control approximately 80% of the pet insurance market (policies in force)

- FY03 Revenue of $57 million, FY03 net loss of $2.1 million

61% owned by Scottsdale Insurance Company—subsidiary of Nationwide Financial Services, Inc. (NYSE: NFS)

9% owned by The Iams Company, a subsidiary of Proctor & Gamble

VPI wellness plan is effectively a prepaid service plan – not a wellness insurance plan

Agent and Underwriting capabilities

PetCare Insurance

Control approximately 7% share of the pet insurance market (policies in force)

Subsidiary of Canada’s Pethealth, Inc. (CDNX: PTZ.V)

Do not offer a wellness insurance plan

Agency Only—Policies underwritten by Lincoln National Insurance Company

Other Competitors

Companion Care—Development stage company

Pet Assure—Offer services through participating veterinarians only

Hartville Group

Policy Comparison Chart

	Pet Care	VPI	HTVL's Petshealth
Dogs & Cats	Y	Y	Y
Illness & Injury coverage starting under $15	N	Y	Y
Coverage all types of illness or injuries	N	N	Y
If no explain	Named Peril	Rider Option	
Wellness Care	N	N	Y
If no explain	Not avail	Rider Option	
Annual deductible *	N	N	Y
If no explain	$ 50 per claim	$40 per claim	$100 per year
Actual risk insurer	N	Y	Y
If no explain	Agency	Ins/Reinsurer	Reinsurer
Premium (4 yr old Boxer)			
VPI Advantage plan Vs Petshealth Value Plan			
rider for wellness included in VPI pricing(1)	N/A	35.00 mo	27.23 mo
VPI Standard no wellness Vs Petshealth Basic Plan	9.95 mo	15.92 mo	13.61 mo
VPI Advantage no wellness Vs Petshealth Value Plan	N/A	26.75 mo	27.23 mo
VPI Advantage Vs Petshealth Choice Plan	N/A	N/A	46.01 mo
US Exchange Public Co	N	N	Y

Rates based on a 5 year old boxer in Ohio zip code 44714. Pet Care pricing is only Quick Care since wellness coverage is not available. The **Petshealth Value Care Plan (HTVL)** includes wellness and spay and neuter coverage. The Choice Plan of Petshealth is expanded wellness coverage. The Basic plan of Petshealth is major medical; however, it does include spay and neuter coverage.

* Note: Owners take their dogs to the veterinary office almost 2.9 times per year (on average).

Advantages and Challenges

Competitive Advantages

Most comprehensive plan on the market

Wellness and preventative care versus accident, illness, and prepaid services only

Company will be in control of every aspect of the insurance delivery system

Sales and administrative agency, US property and casualty insurance company, and reinsurance company

Cayman Islands-based insurance company benefits from less restrictive capital reserve requirements

Exclusive relationship with Catalina Marketing

Proprietary IT Platform – allows scalability and load management

Publicly-trade company – provides access to capital and expresses credibility

Customer retention rate in excess of 80%

Corporate Challenges

Creating brand awareness and product awareness

Timing of capital needs with increased number of policies underwritten

Regulatory Issues

Revenue Flow Diagram



Pet Owner
Buys pet insurance policy (Petshealth Care Plan)
Issues Pet Health Insurance Policy
Petsmarketing Insurance.com Agency
Retains 30% of all premium dollars as commissions for administration & fronting fee
5% Fronting Fee
Fronting Carrier*
Reinsurers receive 70% of all premium Dollars for Claims
Hartville Insurance Company
70% risk share
Munich Re
30% risk share

* HTVL is in discussions to acquire a targeted fronting carrier. The purchase will eliminate the 5% fronting fee.
Note: Percentages (except risk share) represent portions of the total premium amount per policy dollar.

Historical Financials

Audited Audited Audited

($ in 000s, except per share figures) FY01 FY02 FY03

Agency Commissions $ 599 $ 866 $ 1,952

Premiums 638 930 2,859

Total Revenue 1,237 1,796 4,812

Operating Expenses:

Losses and Expenses 383 663 1,588

Ceded Costs (1) 216 284 738

General and Administrative 650 834 1,371

Operating Income (11) 16 1,115

Other Income (Expense), net 1 20 96

Provision for Taxes 0 0 (350)

Net Loss (11) 36 860

Diluted earnings per share ( $ 0.01) $ 0.02 $ 0.18

Annual Gross Written Premiums $ 2,018 $ 3,256 $ 8,255

Non-cash charges $83 $86 $ 171

(1) Reflects Hartville Insurance’s portion of the 30% commission payment to HTVL’s agency as reported in the Agency Commissions line-item.

Note: Company is currently on the 4th amendment of SB2 – approximately 60 comments remain.

Growth Strategy

Marketing Efforts

Build brand recognition through marketing agreement with Catalina Marketing:

Electronic checkout messaging at grocery and pet super stores

Redemption offer for $1.00 of pet food for calling to learn about pet health insurance

Sales success rate in excess of 30% of calls to in-house Agency call center

Veterinary Brochure Take-one Displays

www.petshealthtalk.com and www.petshealthplan.com (Version 2 in late-August)

Endorsement of the pet celebrity “Garfield” as the Company’s spokesperson

Plan to launch a print campaign via high-end women’s magazines

Partnerships and Alliances

Potential alliance with major corporate veterinary chain to combine a major medical plan with existing pre-paid health care members (200,000 plus members)

Existing Infrastructure

Infrastructure can manage up to $30 million in annual gross written premiums

Policy underwriters consist of veterinary technicians – only review policies flagged for problems by proprietary software system

Growth Metrics

Number of Policies Underwritten

Current run-rate of 1,200 new policies per month

Average annual premium of $350

Retention rate in excess of 80%

Margins

Commission Income on 30% of all earned premiums

Loss ratio of 50%

Underwriting gross margin of 15% on the reinsurance business

Statutory Reserve Requirements

Insurance underwriters must maintain a ratio of in-force premiums to capital reserves

US-based insurance companies: 3 to 1 ratio

Cayman Islands-based insurance companies (such as HTVL): 8:1 ratio

Hartville Group

Projected Financials

($ in 000s, except per share figures)	Audited 1Q04	Proj. 2Q04	Proj. 3Q04	Proj. 4Q04	Proj. FY04	Proj. FY05
Commissions:						
Petsmarketing Agency	$762	$609	$682	$836	$2,889	$4,650
Horse Health Insurance (1)	0	0	0	21	21	2,147
Non-recurring Agency Commission (2)	700	1,000	750	750	3,200	0
Fronting Fees (3)	0	0	114	139	253	775
Equine Joint Venture (4)	0	0	381	507	887	2,707
Sub-total	1,462	1,609	1,926	2,252	7,250	10,279
Earned Premiums:						
Hartville Insurance	794	1,420	1,592	1,950	5,756	15,501
Horse Health Insurance	0	0	0	69	69	7,155
Equine Joint Venture (4)	0	0	662	881	1,543	4,708
Sub-total	794	1,420	2,254	2,900	7,368	27,365
Total Revenue	2,256	3,029	4,180	5,152	14,618	37,644
Losses and Expenses	614	582	684	869	2,750	9,511
Ceded Costs	198	426	630	808	2,063	7,880
General and Administrative	691	737	1,666	2,159	5,252	10,062
Operating Income	753	1,284	1,201	1,316	4,554	10,191
Other Income (Expense), net	24	11	28	28	91	113
Provision for Taxes	(95)	(162)	(227)	(267)	(751)	(3,606)
Net Income	682	1,133	1,002	1,077	$3,894	6,698
Based Earnings per Share	$0.06	$0.08	$0.07	$0.08	$0.29	$0.48
Diluted Earnings per Share (post deal)	$0.06	$0.07	$0.06	$0.06	$0.25	$0.36
Gross Written Premiums:						
Petsmarketing Agency	$8,577	$7,932	$9,717	$11,903	$11,903	$19,057
Horse Health Insurance	$0	$0	$0	$506	$506	$24,150
Equine Joint Venture	$0	$0	$14,520	$19,326	$19,326	$27,554
Non-cash charges	$98	$118	$217	$267	$700	$1,200

(1) Related to the introduction of major medical horse insurance policies – similar to the existing pet insurance policies.

(2) The company reported a one-time agency sliding scale commission in 1Q04 based on performance of written policies solicited by Petsmarketing Agency. In addition, 2Q04, 3Q04, and 4Q04 incorporates expected sliding scale commission related to the purchase of the targeted insurance company.

(3) Targeted acquisition expected to close in 3Q04 - reflects 5% of earned premium on underwritten policies.

(4) Equine JV expected to close in 3Q04. Commissions reflect 23% of equine commissions on 50% of the JV's total commissions. Equine premiums are based on the Company's retention of 20% of the equine insurance risk.

Summary

Strong market growth characteristics in excess of 40% annually

HTVL expected to grow market share correspondingly

Competitive Advantages

Most comprehensive plan on the market

Turnkey solution provider

Tangible Growth Strategy

Measurable and Achievable

Catalina marketing program

Potential alliance with major corporate veterinary chain

Financial Performance

History of strong top-line and earnings growth

P/E ratio of 20.0x FY04 estimates and 13.9x FY05 estimates

EV to FY04 EBITDA of 11.8x